UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

SJW GROUP
(Name of Registrant as Specified In Its Charter)

CALIFORNIA WATER SERVICE GROUP
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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This filing contains a letter sent from Arocles Aguilar, General Counsel of the California Public Utilities Commission, addressed to John Tang, Vice President of Regulatory Affairs of San Jose Water Company, which was distributed on the official service list for SJW Group’s (“SJW”) current rate case, and was posted by California Water Service Group (“California Water”) to its website on June 12, 2018 in relation to California Water’s all-cash proposal to acquire SJW.

Forward-Looking Statements

This filing and the following documents contain forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995 (“Act”). The forward-looking statements are intended to qualify under provisions of the federal securities laws for “safe harbor” treatment established by the Act. Forward-looking statements are based on currently available information, expectations, estimates, assumptions and projections, and management’s judgment about California Water, the water utility industry and general economic conditions. Such words as would, expects, intends, plans, believes, estimates, assumes, anticipates, projects, predicts, forecasts or variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not guarantees of future performance. They are subject to uncertainty and changes in circumstances. Actual results may vary materially from what is contained in a forward-looking statement. Factors that may cause a result different than expected or anticipated include, but are not limited to: the failure to consummate the proposed transaction with SJW upon the terms set forth in California Water’s Acquisition Proposal; governmental and regulatory commissions’ decisions; changes in regulatory commissions’ policies and procedures; the timeliness of regulatory commissions’ actions concerning rate relief; changes in environmental compliance and water quality requirements; electric power interruptions; changes in customer water use patterns and the effects of conservation; the impact of weather and climate on water availability, water sales and operating results; civil disturbances or terrorist threats or acts, or apprehension about the possible future occurrences of acts of this type; labor relations matters as we negotiate with the unions; restrictive covenants in or changes to the credit ratings on our current or future debt that could increase our financing costs or affect our ability to borrow, make payments on debt or pay dividends; and, other risks and unforeseen events. When considering forward-looking statements, you should keep in mind the cautionary statements included in this paragraph, as well as our Annual 10-K, Quarterly 10-Q, and other reports filed from time-to-time with the Securities and Exchange Commission. California Water assumes no obligation to provide public updates of forward-looking statements except to the extent required by law.

Important Additional Information

On May 31, 2018, California Water filed a definitive proxy statement with the Securities and Exchange Commission (the “Definitive Proxy Statement”) to solicit proxies in opposition to resolutions related to the pending merger between SJW and Connecticut Water Service, Inc. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. All such documents, if filed, would be available free of charge at the Securities and Exchange Commission’s website (www.sec.gov) or by directing a request to Innisfree M&A Incorporated at (888) 750-5834 (banks and brokers call collect at (212) 750-5833).

Participants in the Solicitation

California Water, its directors and certain of its officers and employees may be deemed to be participants in any solicitation of SJW stockholders in connection with the proposed transaction between California Water and SJW. Information about such participants, and a description of their direct or indirect interests, by security holdings or otherwise, is included in the Definitive Proxy Statement.

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STATE OF CALIFORNIA EDMUND G. BROWN JR., Governor PUBLIC UTILITIES COMMISSION 505 VAN NESS AVENUE SAN FRANCISCO, CA 94102-3298 June 8, 2018 June 8, 2018 John Tang Vice President of Regulatory Affairs San Jose Water Company 110 West Taylor Street San Jose, CA 95110 Re: San Jose Water Holding Company Proposed Merger with Connecticut Water Service, Inc. Dear Mr. Tang: I write to direct San Jose Water Company and its holding company SJW Group to seek approval at the California Public Utilities Commission for the companies' proposed merger with Connecticut Water Service, Inc. Under Public Utilities Code 854(a), the Commission has authority to review transactions such as mergers that result in direct or indirect transfers of control of a California public utility. The statute renders void transactions that proceed without Section 854(a) authorization. Public Utilities Code Section 854(a) provides: No person or corporation, whether or not organized under the laws of this state, shall merge, acquire, or control either directly or indirectly any public utility organized and doing business in this state without first securing authorization to do so from the commission. The commission may establish by order or rule the definitions of what constitute merger, acquisition, or control activities which are subject to this section. Any merger, acquisition, or control without that prior authorization shall be void and of no effect. No public utility organized and doing business under the laws of this state, and no subsidiary or affiliate of, or corporation holding a controlling interest in a public utility, shall aid or abet any violation of this section. The Commission examines Section 854's applicability to mergers on a case-by-case basis. That is, there is no firm threshold for determining when a section 854 approval is necessary for a transaction to go forward. Rather, the Commission examines whether the transaction will result in a change of "control." Commission Decisions (D) 03-06-069, D.02-06-069 and D.02-12-068 are examples of cases where the Commission examined transactions under Section 854(a). Our review reveals that the proposed transaction may indirectly affect control of San Jose Water Company, despite the fact that the identity of its holding company will not change. San Jose Water Company has stated that the transaction will result in conversion of Connecticut Water Service, Inc. shares into shares in SJW Group (with each share of Connecticut Water Service, Inc. common stock converted into 1.1375 shares of SJW Group common stock). The result is that the largest shareholders of SJW Group — members of the Moss family — will own smaller percentages of SJW Group than in the past. Where they currently control approximately 20% of the stock, they will 215971361

Mr. John Tang San Jose Water June 8, 2018 Page 2 control only approximately 12% of the stock after the transaction. The Moss family has been the largest shareholder of SJW Group for decades. Thus, it is possible this dilution in their share ownership could indirectly change the ultimate control of San Jose Water Company or otherwise affect the operation of San Jose Water Company. There may be other reasons that Section 854(a) applies, but the potential for a change in control of SJW Group is at least one basis for Commission review. Aside from Section 854(a), there is another possible basis for the Commission to review the transaction. When the Commission approved the San Jose Water Company holding company structure in 1985, it maintained authority over the holding company, and found that the percentage of share ownership would be unchanged by that transaction. To the extent the current transaction would not satisfy this test, it provides a basis to review the current transaction. D.85-06-023, 18 CPUC2d 32. Please submit your application no later than June 29, 2018 and serve the application on the service list for San Jose Water Company's pending General Rate Case, Application 18-01-004. Sincerely, Arocles Aguilar General Counsel California Public Utilities Commission 505 Van Ness Avenue San Francisco, CA 94102 (415) 703-2015 Arocles.Aguilar@cpuc.ca.gov cc: Service List: A.18-01-004 Judge Karl Bemesderfer AA:ice